Exhibit 99.1

USA Technologies Responds To Hudson Executive Capital’s Invalid Attempt to Seize Control of the Company Through a Special Meeting

MALVERN, Pa. — November 11, 2019 — USA Technologies, Inc. (OTC: USAT) (“USAT” or the “Company”), a cashless payments and software services company that provides end-to-end technology solutions for the self-service retail market, today announced that the USAT Board of Directors, in consultation with legal counsel, has determined that Hudson Executive Capital LP’s (“Hudson”) announced solicitation to call a special meeting of shareholders is invalid under the Company’s bylaws. The Board issued the following statement:

The USAT management team, with the assistance and oversight of the Board of Directors, is continuing to take necessary actions to advance our market leadership position, accelerate our growth and deliver value for our shareholders.

In addition, USAT has regained compliance with its financial reporting obligations and significantly strengthened its corporate governance, while also implementing a series of measures to bring USAT’s oversight and control functions in line with best practices.

In tandem with this work, the USAT Board engaged in good faith discussions with Hudson, and in the interest of reaching a constructive path forward, proposed to work with Hudson in the Company’s ongoing Board refreshment process, including considering Board candidates that Hudson may propose.

To further its effort to take control of the Company without payment of a premium to USAT shareholders, Hudson recently announced a complex plan to replace eight Board members with a slate of nominees that includes three candidates who formerly worked for JPMorgan Chase & Co., where Hudson’s Founder and Managing Partner Douglas Braunstein served in a number of roles. Two other purportedly independent candidates, in addition to Mr. Braunstein, turn out to be investors in Hudson.

Following careful review of Hudson’s preliminary consent solicitation materials, and in consultation with our legal counsel, the Board has concluded that Hudson’s plan is invalid under USAT’s bylaws, which expressly prohibit the calling of special meetings for the purpose of removing directors.

Furthermore, in order to enable the Company to focus on operating the business without unnecessary distraction and waste of resources at this critical time, the Board has amended the USAT bylaws so that no special meeting may be called before the next annual meeting.

The Board of Directors and management team remain open to a constructive dialogue with Hudson, but are not prepared to turn control of the Company over to Hudson and its nominees.

About USA Technologies, Inc.

USA Technologies, Inc. is a cashless payments and software services company that provides end-to-end technology solutions for the self-service retail market. With approximately 1.2 million connections, USAT is transforming the unattended retail community by offering one solution for payments processing, logistics, and back-office management solutions. The company’s enterprise-wide platform is designed to increase consumer engagement and sales revenue through digital payments, digital advertising and customer loyalty programs, while providing retailers with control and visibility over their operations and inventory. As a result, customers ranging from vending machine companies, to operators of micro-markets, gas and car charging stations, laundromats, metered parking terminals, kiosks, amusements and more, can run their businesses more proactively, predictably, and competitively.

Forward-looking Statements

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the business strategy and the plans and objectives of USAT's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward looking statements. Such forward-looking statements are based on the beliefs of USAT's management, as well as assumptions made by and information currently available to USAT's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the incurrence by USAT of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the ability of USAT to compete with its competitors to obtain market share; whether USAT's customers continue to utilize USAT's transaction processing, route scheduling, inventory management, and related services, as our customer agreements are generally cancelable by the customer on thirty to sixty days' notice; the risk associated with the currently pending litigation or possible regulatory action arising from the internal investigation and its findings, from the failure to timely file USAT’s periodic reports with the Securities and Exchange Commission, from the restatement of the affected financial statements, from allegations related to the registration statement for the follow-on public offering, or from potential litigation or other claims arising from the shareholder demands for derivative actions; whether any appeal to the Nasdaq Listing and Hearing Council of the delisting of USAT’s securities on The Nasdaq Stock Market LLC will be successful or result in the reinstatement of trading of USAT’s securities; or whether USAT's existing or anticipated customers purchase, rent or utilize ePort or Seed devices or our other products or services in the future at levels currently anticipated by USAT. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Contacts
Media:
Joele Frank, Wilkinson Brimmer Katcher
Tim Lynch / Meaghan Repko
212-355-4449

Investors:
Blueshirt Group
Monica Gould, +1 212-871-3927
monica@blueshirtgroup.com

Lindsay Savarese, +212-331-8417
lindsay@blueshirtgroup.com

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